SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): May 1, 2006


                           CAROLINA NATIONAL CORPORATION




Incorporated under the     Commission File No. 000-50257      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                  571101005


                                 1350 Main Street

                          Columbia, South Carolina 29201

                             Telephone: 803-779-0411


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrants Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On May 1, 2006, the registrant entered into a change of control agreement with Harry R. Brown, Executive Vice President and Chief Financial Officer of the registrant. The principal purpose of the agreement is to protect Mr. Brown against a change in control of the registrant.

The agreement provides that, if within five years after the date of the agreement, any change of control of the registrant is effected, then the executive will be entitled to certain benefits. A change of control of the registrant will be deemed to have been effected for purposes of the agreement if: (i) voting control of the registrant is acquired, directly or indirectly, by any person or group acting in concert, (ii) the registrant is merged with or into any other entity and the registrant is not the surviving entity of the merger, (iii) voting control of any subsidiary of the registrant by which Mr. Brown is principally employed is acquired, directly or indirectly, by any person or group acting in concert, or (iv) any subsidiary of the registrant by which Mr. Brown is principally employed is merged with or into another entity that is not also a subsidiary of the registrant and such subsidiary is not the surviving entity of the merger.

If within six months following the effective date of a change in control, Mr. Brown's employment is terminated by the registrant, or Mr. Brown terminates his employment with the registrant following (x) a reduction in his compensation,
(y) a substantial change in his duties or status, or (z) his being required to relocate, Mr. Brown will be entitled to a lump sum payment equal to his annual salary in effect at the date of termination.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment Principal Officers.

(c) On May 1, 2006, Harry R. Brown was appointed as Executive Vice President and Chief Financial Officer of the registrant. Mr. Brown is 61 years old and will serve at the pleasure of the board of directors. From November 1998 until April 2006 Mr. Brown was director of accounting systems & projects for Netbank, FSB. From January 1992 until November 1998, Mr. Brown was chief financial officer and chief operating officer of ComSouth Bankshares, Inc., a South Carolina based bank holding company with two community bank subsidiaries, Bank of Columbia, N.A. and Bank of Charleston, N.A. Prior to 1992, Mr. Brown was a vice president of South Carolina National Bank, where he worked for 19 years in accounting.

Mr. Brown will receive an annual salary of $150,000 with a potential bonus for 2006 of up to $10,000, and a potential bonus in subsequent years of up to 35% of his annual salary. Mr. Brown will be considered for stock options within 18-24 months.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   CAROLINA NATIONAL CORPORATION
                                   (Registrant)



Date:  May 3, 2006              By: s/Roger B. Whaley
                                    --------------------------------------------
                                    Roger B. Whaley
                                    President